Exhibit 1.03

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Hill International, Inc., a Delaware corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group or have acted as a group. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Date: September 2, 2022

Global Infrastructure Solutions Inc.

By:	/s/ Richard C. Lee
Name: Richard C. Lee
Title: Chief Financial Officer

Hill International Credit Co. LLC

By: Global Infrastructure Solutions Inc., its sole member

By:	/s/ Richard C. Lee
Name: Richard C. Lee
Title: Chief Financial Officer

GISI International Services LLC

By: Hill International Credit Co. LLC, its sole member
By: Global Infrastructure Solutions Inc., its sole member

By:	/s/ Richard C. Lee
Name: Richard C. Lee
Title: Chief Financial Officer

Liberty Acquisition Sub Inc.

By:	/s/ Deborah S. Butera
Name: Deborah S. Butera
Title: Secretary